                                                                 EXHIBIT (10)(a)



[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                 CONSENT OF SUTHERLAND AND ASBILL & BRENNAN LLP



    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 14 to Form N-4 (File No. 33-43654) for ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                SUTHERLAND ASBILL & BRENNAN LLP

                                               /s/ KIMBERLY J. SMITH
                                     -----------------------------------------
                                              Kimberly J. Smith, Esq.




Washington, D.C.


April 15, 1999